Report Name - 10F-3

Fund - Salomon Brothers New York Tax Free Bond Fund

                                Period : 01/01/05 through 06/30/05


                                    ID : 465
                           Issuer Name : NYS Dorm Authority Court Facilities
                            Trade Date : 06/02/05
                        Selling Dealer : Goldman Sachs
                Total Shares Purchased : 3,500,000.00
                        Purchase Price : 121.01
                    % Received by Fund : 0.906%
                        % of Issue (1) : 4.288%
        Other Participant Accounts (2) :      13,065,000.00
                      Issue Amount (2) :     386,320,000.00
          Total Received All Funds (2) :      16,565,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name :  10F-3 Syndicate Supplement

    Issuer :                             NYS Dorm Authority Court Facilities
    Trade Date :                                          38505
    Joint/Lead Manager(s) :              Goldman Sachs & Co.
                                         J.P. Morgan Securities Inc.
                                         Banc of America Securities LLC
                                         Bear Stearns & Co Inc
                                         Citigroup Global Markets Inc.
                                         Edward D. Jones  & Co.
                                         A.G. Edwards & Sons, Inc.
                                         Lehman Brothers
                                         J.B. Hanauer & Company
                                         Merrill Lynch & Co
                                         Morgan Stanley
                                         Sterne, Agee & Leach, Inc.
                                         UBS Financial Services Inc.
    Co-Manager(s) :                      None
    Selling Group :                      N/A